[CIK]      0000914670
[NAME]     CORRECTIONAL SERVICES CORPORATION

                        AMENDMENT THREE TO THE
                              SOUTH TEXAS
                   INTERMEDIATE SANCTION FACILITY
                MANAGEMENT AND OPERATIONS AGREEMENT
                                BETWEEN
                TEXAS DEPARTMENT OF CRIMINAL JUSTICE
             AND CORRECTIONAL SERVICES CORPORATION (CSC)
                   (formerly known as Esmor, Inc.)



     This Amendment Three is to the Management and Operations Agreement between the Texas Department of Criminal Justice and Correctional Services Corporation (CSC) effective the 1st day of January, 1996.

     The parties agree as follows:

     1.     Article Four, Subsection 4.1 shall be amended as follows:

            The term of this contract shall begin upon execution of this contract and terminate on August 31, 1998.

     2. Article Five, Subsection 5.3.3 shall be amended to include the following language:

            At the end of the contract period (August 31, 1998), remaining Department funds in the welfare fund shall be returned to the Department. These funds shall be submitted by Contractor to Department, via separate check, within forty-five (45) days of the contract expiration date.

     3. Article Five, Subsection 5.3.4 shall be amended to include the following language:

           At the end of the contract period (August 31, 1998), remaining Department funds in the welfare fund shall be returned to the Department. These funds shall be submitted by Contractor to Department, via separate check, within forty-five (45) days of the contract expiration date.

     4. Article Five, Subsection 5.3.6 shall be amended to include the following language:

            At the end of the contract period (August 31, 1998), remaining Department funds in the welfare fund shall be returned to the Department. These funds shall be submitted by Contractor to Department, via separate check, within forty-five (45) days of the contract expiration date.

     5. Article Five, Subsection 5.3.2 shall be amended to include the following language:

            Contractor shall not employ ex-offenders or TDCJ clients without the consent and written approval of the Department.

     This Amendment Three shall be effective the 1st day of September, 1997.


     All other terms and conditions of the Management and Operations Agreement not amended by this Amendment Three shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Three to the Management and Operations Agreement to be duly executed by its authorized representatives on the respective dates set forth below.


Texas Department of Criminal Justice    Correctional Services Corporation (CSC)

By:   \s\ David McNutt                  By:   \s\ James F. Slattery
Title:    Director                                President
          TDCJ - Administrative Services

Date:     September 25, 1997            Date:     August 27, 1997